UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 27, 2009 (February 26, 2009)

BLACKROCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	40 East 52nd Street, New York, New York	10022
	(Address of principal executive offices)	(Zip Code)

	Registrant’s telephone number, including area code:	(212) 810-5300

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        Departure of Directors

On February 26, 2009, John A. Thain, Gregory J. Fleming and Robert C. Doll resigned from the Board of Directors of BlackRock, Inc. (“BlackRock” or the “Company”).

(d)        Election of Directors

On February 26, 2009, the Board appointed Abdlatif Y. Al-Hamad and Brian T. Moynihan to serve as directors of the Board.  Mr. Al-Hamad is the Director General and Chairman of the Board of Directors of the Arab Fund for Economic and Social Development.  Mr. Moynihan is the President of Global Banking and Wealth Management for Bank of America Corporation (“Bank of America”). Mr. Moynihan was appointed as one of the two designees of Merrill Lynch & Co., Inc. ("Merrill Lynch") to the Board pursuant to the Amended and Restated Stockholder Agreement, dated as of July 16, 2008 (as so amended and restated, the “Merrill Lynch Stockholder Agreement”), between Merrill Lynch and the Company.

Mr. Al-Hamad has not been named to any committee of the Board at this time. Mr. Moynihan has been named to the executive committee of the Board.

Mr. Al-Hamad has no material interest in any transaction or proposed transaction to which the Company was or is to be a party.

As noted above, Mr. Moynihan is the President of Global Banking and Wealth Management for Bank of America. As of December 31, 2008, Merrill Lynch owned approximately 44.2% of BlackRock’s common stock outstanding and held approximately 48.2% of BlackRock’s total outstanding capital stock on a fully diluted basis.  On January 1, 2009, Bank of America acquired Merrill Lynch. The Company has previously disclosed its transactions with Merrill Lynch. The Company will disclose its transactions with Bank of America in an amendment to this Current Report on Form 8-K.

The Company issued a press release on February 26, 2009 announcing the resignation of Robert C. Doll and the appointment of Abdalatif Y. Al-Hamad and Brian T. Moynihan.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01         Other Events

On February 26, 2009, the Company announced that the Board had declared a quarterly cash dividend of $0.78 per share of common stock, payable March 23, 2009 to stockholders of record at the close of business on March 9, 2009.

The Company issued a press release on February 26, 2009 declaring the quarterly cash dividend, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

99.1	Press Release of BlackRock, Inc. issued on February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2009	BlackRock, Inc. (Registrant) By: /s/ Daniel R. Waltcher Daniel R. Waltcher Managing Director and Deputy General Counsel

EXHIBIT INDEX

99.1	Press Release of BlackRock, Inc. issued on February 26, 2009.